UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2011

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders

On June 3, 2011, SuccessFactors, Inc. (the "Registrant") held its 2011 Annual Meeting of Stockholders. The following proposals were adopted as follows:

  To elect two Class I directors, William H. Harris, Jr. and William E. McGlashan, Jr., to serve for a term of three years and until their successors are elected and qualified, or until their earlier death, resignation or removal:
Name	Shares for	Shares Against	Shares Abstaining	Broker Non-Votes
William H. Harris, Jr.	67,824,452	229,951	482,545	4,530,012
William E. McGlashan, Jr.	66,317,309	2,002,294	217,345	4,530,012

  To approve a non-binding advisory vote on executive compensation.
	Shares for	Shares Against	Shares Abstaining	Broker Non-Votes
Advisory Vote on Executive Compensation	66,077,297	2,440,377	19,274	4,530,012

  To approve a non-binding advisory vote on the frequency of holding future advisory votes on executive compensation.
	1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes
Advisory Vote on the Frequency of Holding Advisory Votes on Executive Compensation	63,177,471	103,352	5,253,601	2,524	4,530,012

  To ratify the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2011:

	Shares for	Shares Against	Shares Abstaining	Broker Non-Votes
Appointment of KPMG LLP	72,420,435	378,387	268,138	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith General Counsel and Secretary

Date: June 14, 2011